EXHIBIT 10.2

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This agreement (the “Agreement”) is made effective on July 30, 2012 (the “Effective Date”), by and between SwitchGenie, LLC, a Minnesota Limited Liability Company (“SwitchGenie” and now d/b/a Logica Lighting Controls, LLC, hereinafter “Logica”), Blue Earth, Inc., a Nevada corporation (“Blue Earth”), Blue Earth Energy Management, Inc., a wholly-owned subsidiary of Blue Earth (“BE Energy”), James F. Loughrey (“Jim”), a Minnesota resident, and Kaye Loughrey (“Kaye”), a Minnesota resident .

Blue Earth and BE Energy, shall collectively be known as “the Blue Earth Entities.”

Jim and Kaye shall collectively be known as “the Loughreys.”

SwitchGenie, Blue Earth, BE Energy and the Loughreys may individually be called a “Party,” and shall collectively be called the “Parties.”

RECITALS

A.

WHEREAS, On May 16, 2011, BE Energy, SwitchGenie and Jim entered into an Exclusive License and Manufacturing Agreement (the “Exclusive License”), whereby SwitchGenie agreed to license certain patents and other intellectual property to BE Energy in exchange for monetary consideration and shares of common stock of Blue Earth, and in accordance with additional material terms set forth within the Exclusive License. In exchange for entering into the Exclusive License, Blue Earth paid SwitchGenie $100,000.00 in cash remuneration, and issued to SwitchGenie 150,000 shares of Blue Earth restricted common stock (“the Stock”).

B.

WHEREAS, On May 16, 2011, Blue Earth entered into a consulting agreement with Jim (“Jim’s Consulting Agreement”) and a consulting agreement with Kaye (“Kaye’s Consulting Agreement”). Jim’s Consulting Agreement and Kaye’s Consulting Agreement were canceled in January 2012 and are hereinafter collectively referred to as the “Consulting Agreements;”

C.

WHEREAS, the Parties agree it is mutually beneficial to terminate the Exclusive License and Consulting Agreements as set forth below and enter into a non-exclusive license and supply agreement subject to new terms and conditions (the “Supply Agreement”);

D.

WHEREAS, the Parties now wish to enter into this Agreement that shall

(i)

require SwitchGenie and the Loughreys to relinquish and release any and all past, present, and future claims against the Blue Earth Entities, which claims arise pursuant to the Exclusive License and Consulting Agreements; and

(ii)

require the Blue Earth Entities to relinquish and release any and all past, present, and future claims against SwitchGenie and the Loughreys which claims arise pursuant to the Exclusive License and Consulting Agreements.

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties, and promises of the Parties hereto, receipt of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

AGREEMENT TERMINATION, INTELLECTUAL PROPERTY AND WARRANTS

1.1

License Termination.  SwitchGenie, Jim, and the Blue Earth Entities hereby agree to terminate the Exclusive License. All obligations previously in effect pursuant to the terms of the Exclusive License are hereby terminated for all Parties including, but not limited to, the “License Grant” as provided in section 2 that provided Blue Earth and BE Energy an exclusive, irrevocable, worldwide, transferable license, including the right to sublicense any licensed assets. The Parties further agree that SwitchGenie and the Loughreys exclusively possess all rights, title and ownership in the patents and intellectual property that is the subject of the Exclusive License.

1.2

Consulting Agreement Termination. Blue Earth and Jim agree to terminate Jim’s Consulting Agreement. Blue Earth and Kaye agree to terminate Kaye’s Consulting Agreement.  All obligations previously in effect pursuant to the terms of the Consulting Agreements are hereby terminated for all Parties.

1.3

Warrants.  Blue Earth, Jim and Kaye agree that all warrants to be issued pursuant to the Consulting Agreements are hereby canceled.

ARTICLE II

STOCK TRANSFER

2.1

SwitchGenie will return to Blue Earth 75,000 shares of the Stock, and will maintain ownership of 75,000 shares of the Stock.

2.2

Blue Earth’s transfer agent and attorney will contact SwitchGenie’s broker-dealer, Katy Dear, at Edward Jones to successfully manage the details of the Stock transfer set forth in Section 2.1 within five (5) days of the Effective Date of this Agreement.

2.3

Blue Earth shall remove the stock restriction currently in place on the Stock in writing within five (5) days of the Effective Date of this Agreement, thereby authorizing SwitchGenie and the Loughreys to begin selling any and all of the remaining 75,000 shares of Stock retained pursuant to this Agreement in accordance with the terms and conditions of a Lockup/Leakout Agreement attached hereto as Exhibit A.  The five days referenced herein shall commence with the signing of this Agreement, provided the Loughreys have submitted all documents required by the transfer agent and Blue Earth.  Therefore, the five days shall be the latter of the signing of this Agreement or the receipt of all required documentation.

2.4

SwitchGenie’s broker-dealer will submit to Blue Earth’s transfer agent/attorney the appropriate documentation to release all of the retained Stock for sale pursuant to the applicable terms and conditions of Rule 144 under the Securities Act of 1933, as amended, subject to compliance with the terms and conditions of the Lockup/Leakout Agreement.

ARTICLE III

MANUFACTURING AND PRODUCTION;

NON-EXCLUSIVE SUPPLY AGREEMENT

3.1

Logica and Blue Earth will enter into a separate non-exclusive License and Supply Agreement (“Supply Agreement”) whereby Blue Earth may purchase products from Logica.  Blue Earth shall have the right to purchase SwitchGenie products, including LonWorks ballasts, at 18% over cost, pursuant to the terms and conditions of the Supply Agreement.

3.2

As of the Effective Date, SwitchGenie shall have the right to enter into manufacturing agreements and license agreements with other entities.

3.3

As of the Effective Date, Blue Earth shall not have any manufacturing rights to any SwitchGenie products or LonWorks ballasts.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

SWITCHGENIE AND THE LOUGHREYS

In order to induce the Blue Earth Entities to enter into and to accept the terms of this Agreement, SwitchGenie, Logica and the Loughreys hereby represent and warrant that:

4.1

Authority. SwitchGenie and the Loughreys have the full legal right, power and capacity to execute and deliver this Agreement and to consummate the transactions provided for herein or contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of SwitchGenie and the Loughreys, enforceable in accordance with its terms.

4.2

No Default or Legal Restriction. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which SwitchGenie and/or the Loughreys are a party or by which SwitchGenie and/or the Loughreys are bound, or constitute a default under the foregoing or violate any law, rule, regulation, judgment or decree by which SwitchGenie and/or the Loughreys are bound.

4.3

Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of SwitchGenie or the Loughreys, threatened against SwitchGenie or their respective properties, assets or business, and neither SwitchGenie nor the Loughreys are aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding which would have a material adverse impact on either SwitchGenie or the Blue Earth Entities. SwitchGenie is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

4.4

Disclosure. Neither this Agreement nor any of the exhibits hereto, nor any document delivered by or on behalf of SwitchGenie in connection with the transactions contemplated by this Agreement contain any untrue or incomplete statement of a material fact, or fail to state any material fact necessary to make the statements contained herein or therein not misleading

4.5

Organization. SwitchGenie is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite company power and authority to own its properties and carry on its business in all material respects as it is now being conducted.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BLUE EARTH ENTITIES

In order to induce SwitchGenie, Logica and the Loughreys to enter into accept the terms of this Agreement, the Blue Earth Entities hereby represent and warrant to SwitchGenie and the Loughreys as follows:

5.1

Authority.  The Blue Earth Entities have the full legal right, power and capacity to execute and deliver this Agreement and to consummate the transactions provided for herein or contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of the Blue Earth Entities, enforceable in accordance with its terms.

5.2

No Default or Legal Restriction. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Blue Earth Entities are a party or by which the Blue Earth Entities are bound, or constitute a default under the foregoing or violate any law, rule, regulation, judgment or decree by which the Blue Earth Entities are bound.

5.3

Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Blue Earth Entities, threatened against the Blue Earth Entities or their respective properties, assets or business, and the Blue Earth Entities are not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding which would have a material adverse impact on either SwitchGenie or the Blue Earth Entities. The Blue Earth Entities are not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

5.4

Disclosure. Neither this Agreement nor any of the exhibits hereto, nor any document delivered by or on behalf of the Blue Earth Entities to SwitchGenie or Logica in connection with the transactions contemplated by this Agreement contain any untrue or incomplete statement of a material fact, or fail to state any material fact necessary to make the statements contained herein or therein not misleading.

5.5

Organization. Blue Earth is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own its properties and carry on its business in all material respects as it is now being conducted.  BE Energy is a wholly-owned subsidiary of Blue Earth.

5.6

Qualification.  Blue Earth is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

ARTICLE VI

MUTUAL RELEASE

6.1

SwitchGenie and the Loughreys, in consideration of the promises and covenants contained herein, do hereby release and forever discharge the Blue Earth Entities and their members, partners, successors, assigns, heirs, insurers, agents, administrators, and executors from all contracts, claims, demands, costs, expenses, compensation, responsibility, liability, or causes of action (whether known or unknown) arising from or in any way growing out of the Exclusive License and Consulting Agreements and terminated hereunder. This release includes, but is not limited to, claims of breach of contract, non-payment of commission income, fraud, misrepresentation, fraud in the inducement, late payment fees, and defamation.

6.2

The Blue Earth Entities, in consideration of the promises and covenants contained herein, do hereby release and forever discharge SwitchGenie, Logica Lighting Controls, LLC, the Loughreys and their members, partners, successors, assigns, heirs, insurers, agents, administrators, and executors from all contracts, claims, demands, costs, expenses, compensation, responsibility, liability, or causes of action (whether known or unknown) arising from or in any way growing out of the Exclusive License and Consulting Agreements and terminated hereunder. This release includes, but is not limited to, claims of breach of contract, non-payment of commission income, fraud, misrepresentation, fraud in the inducement, late payment fees, and defamation.

ARTICLE VII

INDEMNIFICATION

7.1

SwitchGenie and Loughrey Indemnities - SwitchGenie and the Loughreys agree to indemnify and hold harmless the Blue Earth Entities and their members, partners, successors, assigns, heirs, insurers, agents, administrators, and executors from:

(a)

any and all liabilities, losses, damages, costs, fees and expenses, including reasonable attorney’s fees, directly or indirectly, arising out of, or in any way associated with, the breach by SwitchGenie or the Loughreys of any representation, warranty, covenant or agreement made herein;

(b)

the failure of SwitchGenie or the Loughreys to fulfill or perform any covenant, agreement or obligation to be performed by SwitchGenie or the Loughreys contained herein;

(c)

any liability of SwitchGenie or the Loughreys whatsoever relating, directly or indirectly to, or arising out of SwitchGenie or the Loughreys’ operation, ownership and possession of the Stock on or prior to the Effective Date; and

7.2

The Blue Earth Entities Indemnities – the Blue Earth Entities agree to indemnify and hold harmless SwitchGenie, the Loughreys and their members, partners, successors, assigns, heirs, insurers, agents, administrators, and executors from:

(a)

any and all liabilities, losses, damages, costs, fees and expenses, including reasonable attorney’s fees, directly or indirectly, arising out of, or in any way associated with, the breach by any of the Blue Earth Entities of any representation, warranty, covenant or agreement made herein;

(b)

the failure of the Blue Earth Entities to fulfill or perform any covenant, agreement or obligation to be performed by the Blue Earth Entities contained herein.

ARTICLE VIII

REMEDIES

8.1

The Parties acknowledge and agree that the covenants set forth in this Agreement are reasonable and necessary for the protection of their business interests, that the agreed upon terms will not interfere with either Party’s ability to earn a living, that irreparable injury will result to an aggrieved Party if the other Party breaches the terms of this Agreement, and that in the event of an actual breach by a Party of any provision contained in this Agreement the aggrieved Party will have no adequate remedy at law.

8.2

This Agreement and all matters relating to the Supply Agreement shall be governed by and construed in accordance with the law of the State of Nevada applicable to contracts made and to be wholly performed within such state. Any dispute or claim between the parties hereto arising out of this Agreement including, but not limited to, any dispute regarding the formation of this Agreement or the Supply Agreement, their validity, interpretation, effect, performance or breach (an “Arbitrable Dispute”) shall be submitted to and resolved by arbitration in Clark County, Nevada before a panel of three (3) arbitrators in accordance with the commercial rules then obtaining of the American Arbitration Association (“AAA”).  If the parties are unable to reach agreement on the selection of the arbitrators, all three (3) will be selected pursuant to the rules of the AAA.  The arbitrators in any Arbitrable Dispute shall not have authority to modify or change this Agreement in any respect.  The prevailing party in any such Arbitrable Dispute shall be awarded its costs, expenses and reasonable attorneys’ fees incurred in connection with the arbitration.  The arbitrators’ decision and/or award will be fully enforceable and subject to an entry of judgment by any Nevada court of competent jurisdiction

8.3

All rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1

This Agreement is contractual in nature, and not merely recitals by the Parties. By entering into this Agreement, each Party agrees that it contains the full and complete expression of their obligations and rights.

9.2

ASSIGNMENT - This Agreement may not be assigned by either Party without the prior written consent of the non-assigning Party.

9.3

NOTICES - All notices, reports, records, or other communications that are required or permitted to be given to either Party under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the following address:

To SwitchGenie, the Loughreys, or Logica:

4576 Echo Lane

Stacy MN  55079

With a copy to:

Kennedy Law Offices, P.A.

2600 Eagan Woods Drive, Suite 270

Eagan, MN  55121

Attention:  Michael Kennedy

To Blue Earth, BE Energy, or Johnny:

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada  89052

With a copy to:

Davidoff Hutcher & Citron LLP

605 Third Avenue – 34th Floor

New York, NY  10158

Attention:  Elliot H. Lutzker

Facsimile:  212-286-1884

9.4

COSTS - The Parties shall pay all of their own respective costs and expenses incurred in negotiating and preparing this Agreement, including, but not limited to, legal and accounting fees and expenses.

9.5

WAIVER - Neither this Agreement nor any of its provisions may be waived by either Party except in writing. The failure of either Party to enforce any right arising under this Agreement on one or more occasion(s) will not operate as a waiver of that or any other right on that or any other occasion.

9.6

POST CLOSING OBLIGATONS - The Parties shall cooperate and execute and deliver, as requested by either Party, such additional documents and instruments as may be required to complete this Agreement and release any and all claims and liabilities as have been described herein.

9.7

NON-DISPARAGEMENT PROVISION - The Parties agree not to make any statements, whether written or verbal, or cause or encourage others to make any statements, whether written or verbal, that defame, disparage, or in any way criticize the personal or business reputation, practices, or conduct of the other Party.

9.8

ENTIRE AGREEMENT AND MODIFICATION - This Agreement shall be the entire agreement of the Parties and supersede all prior oral or written agreements and understandings with respect to a settlement concerning the subject matter herein. This Agreement may not be amended or modified except in a writing signed by both of the Parties. The Parties declare that no promise or inducement has been made or offered for this Agreement except as set forth herein, and that this Agreement is executed without reliance upon any statements or representations made by or on behalf of either Party or their representatives concerning the nature or extent of loss, injuries and damages, or the probable or possible consequences thereof.

9.9

VENUE - This Agreement shall be construed and enforced under, and in accordance with, the laws of the state of Nevada.

9.10

SEVERABILITY - Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions herein.

9.11

SURVIVAL - The representations, warranties, covenants and agreements of the Blue Earth Entities, SwitchGenie and the Loughreys will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation that may have been made at any time by or on behalf of the party to which such representations, warranties, covenants and agreements are made.

IN WITNESS WHEREOF, the Parties have hereto set their signatures effective as of the day and year first set forth above.

SwitchGenie, LLC

By: /s/ James F. Loughrey	Date: 7/27/2012
James F. Loughrey, President

Logica Lighting Controls, LLC

By: /s/ James F. Loughrey	Date: 7/27/2012
James F. Loughrey, President

Blue Earth, Inc.

By: /s/ Johnny R. Thomas	Date: 7/30/2012
Johnny R. Thomas, Chief Executive Officer

Blue Earth Energy Management, Inc.

By: /s/ Johnny R. Thomas	Date: 7/30/2012
Johnny R. Thomas, Chief Executive Officer

/s/ James F. Loughrey	Date: 7/27/2012
James F. Loughrey, Individually

/s/ Kaye Loughrey	Date: 7/27/2012
Kaye Loughrey, Individually